Exhibit 10.11

CONFIRMATION, REAFFIRMATION AND AMENDMENT OF
PARENT GUARANTEE AGREEMENT

Dated: As of November 25, 2008

Reference is made to (i) that certain Note Purchase and Private Shelf Agreement, dated as of February 11, 2005 (the “Original Note Purchase Agreement”), by and between Kinro, Inc., an Ohio corporation (“Kinro”), Lippert Components, Inc., a Delaware corporation (“Lippert Components”, and together with Kinro, collectively, the “Co-Issuers”), Drew Industries Incorporated, a Delaware corporation (the “Parent”), Prudential Investment Management, Inc. (“Prudential”) and each of the holders of the 2005 Notes (as defined below) (Prudential and the holders of the 2005 Notes, collectively, the “Noteholders”) pursuant to which the Co-Issuers authorized the issue of their senior promissory notes in the aggregate principal amount of up to $60,000,000 and (ii) that certain Amended and Restated Note Purchase and Private Shelf Agreement, dated as of June 13, 2006 (the “Existing Note Purchase Agreement”), by and between the Co-Issuers, the Parent, the Noteholders and each of the holders of the 2006 Notes (as defined therein) pursuant to which the Original Note Purchase Agreement was amended and restated and the Co-Issuers authorized the issuance of their fixed rate senior promissory notes in the aggregate amount of $60,000,000 (of which up to $40,000,000 could be floating rate senior promissory notes). The Existing Note Purchase Agreement and the 2005 Notes (as defined in the Amended Agreement) are being amended and restated (as so amended and restated the 2005 Notes shall be referred to herein as the “Amended Notes”) pursuant to the terms of the Second Amended and Restated Note Purchase and Private Shelf Agreement, of even date herewith (the “Amended Agreement”) among the Co-Issuers, the Parent, Prudential and the Noteholders. Capitalized terms used but not defined herein shall have the meaning ascribed to them in the Amended Agreement.

The Parent is a party to the Parent Guarantee Agreement entered into in connection with the execution and delivery of the Original Note Purchase Agreement and the issuance and sale of the 2005 Notes. The Parent hereby (i) acknowledges receipt of a copy of the Amended Agreement, (ii) consents to the Co-Issuers’ execution and delivery of the Amended Agreement, (iii) acknowledges and affirms that nothing contained in the Amended Agreement shall modify in any respect whatsoever its Guarantee of the Obligations (as such term is defined in the Parent Guarantee Agreement) under the Parent Guarantee Agreement and reaffirms the Parent Guarantee Agreement shall remain in full force and effect, and (iv) acknowledges and agrees that, for the avoidance of doubt, the Obligations include obligations in respect of the Amended Agreement and the Amended Notes and any and all Shelf Notes issued pursuant to the Amended Agreement. Although the Parent has been informed of the matters set forth herein and has acknowledged and agreed to the same, the Parent understands that the Noteholders have no obligation to inform the Parent of such matters in the future or to seek the Parent’s acknowledgment or agreement to future amendments, waivers or consents, and nothing herein shall create such a duty.

The Parent and the Existing Noteholders agree that the reference to $60,000,000 in the second paragraph of the Parent Guarantee Agreement is deleted and replaced with $125,000,000.

The Parent also represents and warrants to the Noteholders that all of the representations and warranties made by the Parent in the Parent Guarantee Agreement are true and correct on the date hereof as if made on and as of the date hereof, except to the extent that any of such representations and warranties relate by their terms to a prior date (which remain true and correct as of such prior date).

IN WITNESS WHEREOF, the Parent has caused this Confirmation and Reaffirmation of Guarantee Agreement to be executed on its behalf, as of the date first above written, by one of its duly authorized officers.

DREW INDUSTRIES INCORPORATED

By:
Name:
Title: